
<ARTICLE>         UT
<LEGEND>

This schedule contains summary financial information extracted from Form 10-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                                       DEC-31-1997
<PERIOD-END>                                            DEC-31-1997
<BOOK-VALUE>                                               PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                    11,050
<OTHER-PROPERTY-AND-INVEST>                                     674
<TOTAL-CURRENT-ASSETS>                                        1,499
<TOTAL-DEFERRED-CHARGES>                                      1,697
<OTHER-ASSETS>                                                    0
<TOTAL-ASSETS>                                               14,920
<COMMON>                                                      2,563
<CAPITAL-SURPLUS-PAID-IN>                                       594
<RETAINED-EARNINGS>                                           1,352
<TOTAL-COMMON-STOCKHOLDERS-EQ>                                4,509
<PREFERRED-MANDATORY>                                           588
<PREFERRED>                                                      95
<LONG-TERM-DEBT-NET>                                          4,126
<SHORT-TERM-NOTES>                                                0
<LONG-TERM-NOTES-PAYABLE>                                         0
<COMMERCIAL-PAPER-OBLIGATIONS>                                1,106
<LONG-TERM-DEBT-CURRENT-PORT>                                   118
<PREFERRED-STOCK-CURRENT>                                         0
<CAPITAL-LEASE-OBLIGATIONS>                                      52
<LEASES-CURRENT>                                                  0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                                4,326
<TOT-CAPITALIZATION-AND-LIAB>                                14,920
<GROSS-OPERATING-REVENUE>                                     6,125
<INCOME-TAX-EXPENSE>                                            286  <F1>
<OTHER-OPERATING-EXPENSES>                                    4,818
<TOTAL-OPERATING-EXPENSES>                                    5,127
<OPERATING-INCOME-LOSS>                                         998
<OTHER-INCOME-NET>                                             (46)
<INCOME-BEFORE-INTEREST-EXPEN>                                  952
<TOTAL-INTEREST-EXPENSE>                                        424  <F2>
<NET-INCOME>                                                    528
<PREFERRED-STOCK-DIVIDENDS>                                      15
<EARNINGS-AVAILABLE-FOR-COMM>                                   513
<COMMON-STOCK-DIVIDENDS>                                        523
<TOTAL-INTEREST-ON-BONDS>                                       326
<CASH-FLOW-OPERATIONS>                                        1,008
<EPS-PRIMARY>                                                     0
<EPS-DILUTED>                                                     0

<F1>State  Income Taxes of $2 and Federal Income Taxes for Other Income of $(23)
were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes -Other and Total Other Income and Deductions are net of the above applicable Federal income taxes.

<F2>Total interest expense includes Preferred Securities Dividend Requirements.

